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SULLIVAN BROADCASTING COMPANY, INC.
SUBSIDIARIES OF SULLIVAN BROADCASTING COMPANY, INC.                EXHIBIT 21.1




Sullivan Holdings of Nevada, Inc.
Sullivan Broadcasting of Tennessee, Inc.
Sullivan Broadcasting Management Services, Inc.
Sullivan Broadcasting of Dayton, Inc.
Sullivan Broadcasting of Charleston, Inc.
Sullivan Broadcasting of Rochester, Inc.
Sullivan Broadcasting of Nashville, Inc.
Sullivan Broadcasting of Richmond, Inc.
Sullivan Broadcasting of West Virginia, Inc.
Sullivan Broadcasting of Buffalo, Inc.
Sullivan Broadcasting of Utica, Inc.
Sullivan Broadcasting License Corp.


SULLIVAN BROADCAST HOLDINGS, INC.
SUBSIDIARIES OF SULLIVAN BROADCAST HOLDINGS, INC.



Sullivan Broadcasting Company, Inc.
Sullivan Holdings of Nevada, Inc.
Sullivan Broadcasting of Tennessee, Inc.
Sullivan Broadcasting Management Services, Inc.
Sullivan Broadcasting of Dayton, Inc.
Sullivan Broadcasting of Charleston, Inc.
Sullivan Broadcasting of Rochester, Inc.
Sullivan Broadcasting of Nashville, Inc.
Sullivan Broadcasting of Richmond, Inc.
Sullivan Broadcasting of West Virginia, Inc.
Sullivan Broadcasting of Buffalo, Inc.
Sullivan Broadcasting of Utica, Inc.
Sullivan Broadcasting License Corp.
Sullivan Broadcasting License Holder, Inc.
Cascom International, Inc.



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Sullivan Broadcasting Company, Inc.
Sullivan Broadcast Holdings, Inc.
Valuation and Qualifying Accounts                                   Schedule II
(in Thousands)

                                               Beginning                Charged to                                     Ending
                                                Balance             Costs and Expenses            Deductions            Balance
                                            ================    ===========================     ================    ================


Year Ended December 31, 1995: (a)

       Allowance for Doubtful Accounts            1,482,000                   404,000               (903,000)            983,000


Year Ended December 31, 1996: (a)

       Allowance for Doubtful Accounts              983,000                   876,000               (562,000)          1,297,000


Year Ended December 31, 1997: (a)

       Allowance for Doubtful Accounts            1,297,000                   892,000               (864,000)          1,325,000


Sullivan Broadcast Holdings, Inc.
Valuation and Qualifying Accounts                                                                       Schedule II
(in Thousands)

                                                Beginning                Charged to                                      Ending
                                                 Balance             Costs and Expenses            Deductions            Balance
                                            ================    ===========================     ================    ================


Year Ended December 31, 1994: (a)

       Allowance for Doubtful Accounts            1,182,000                 1,051,000               (751,000)          1,482,000


Year Ended December 31, 1995: (a)

       Allowance for Doubtful Accounts            1,482,000                   404,000               (903,000)            983,000


Year Ended December 31, 1996: (a)

       Allowance for Doubtful Accounts              983,000                   876,000               (562,000)          1,297,000
